Exhibit (4.9 a)

AMENDMENT NO. 1 TO THE SECURITY AGREEMENT

This AMENDMENT NO. 1 TO THE SECURITY AGREEMENT, dated as of January 27, 2010 (this “Amendment”), is entered into by EASTMAN KODAK COMPANY, a New Jersey corporation (the “Company”), and each direct or indirect subsidiary of the Company listed on the signature pages hereof (the Company and such subsidiaries, collectively, the “Grantors”, and each, individually, a “Grantor”), and CITICORP USA, INC., as Agent (in such capacity, together with its successors and assigns from time to time, the “Agent”) for the Secured Parties, and is made with reference to that certain Security Agreement, dated as of October 18, 2005 and amended and restated as of March 31, 2009 (as further amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Security Agreement”), among the Company, the other Grantors party thereto and the Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Security Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Company and the other Grantors have requested that the Agent agree to amend certain provisions of the Security Agreement as provided for herein; and

WHEREAS, the Agent is willing to amend the Security Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.                      Amendment to Security Agreement.  Effective as of the Amendment Effective Date (as defined below), the Security Agreement is hereby amended as follows:

(a) The first paragraph of Section 1 of the Security Agreement is hereby amended by (i) deleting “(collectively, the “Collateral”” immediately after clause (E) thereof, (ii) replacing the comma immediately after “hereafter existing or arising” in the third and fourth lines thereof with “ (collectively, the “Collateral”) (” and (iii) inserting “ (other than Equity Interests as otherwise provided in this Agreement)” immediately following “United States” in cause (A) thereof.

(b) Section 1 of the Security Agreement is hereby amended by deleting clause (c) thereof in its entirety and inserting the following in lieu thereof:

“(c)           (i) all accounts, instruments (including, without limitation, promissory notes), deposit accounts, chattel paper, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind owing to the Grantors, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance (any and all such instruments, deposit accounts, chattel paper, general intangibles and other obligations to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables”), and all supporting obligations, security agreements, Liens, leases, letters of credit and other contracts owing to the Grantors or supporting the obligations owing to the Grantors under the Receivables (collectively, the “Related Contracts”), and (ii) all commercial tort claims now or hereafter described on Schedule XI hereto;”.

Section 1(d)(iii) of the Security Agreement is hereby amended by replacing the phrase “other Material Subsidiaries of such Borrower” with “each direct Subsidiary of the Borrower that, for the most recently completed fiscal year of the Borrower for which audited financial statements are available, either (A) has, together with its Subsidiaries, assets that exceed 2% of the total assets shown on the consolidated statement of financial condition of the Borrower as of the last day of such period or (B) has, together with its Subsidiaries, net sales that exceed 2% of the consolidated net sales of the Borrower for such period (each, for purposes of this Agreement, a “Material Subsidiary”)”.

(c) Section 1 of the Security Agreement is hereby amended by deleting the words “subject to restrictions on assignment and/or transfer,” appearing in clauses (d)(v), (d)(vi), (e), (g)(v) and (g)(vi) thereof.

(d) Section 1 of the Security Agreement is hereby amended by deleting clause (g)(i) thereof in its entirety and inserting the following in lieu thereof:

“(i)           all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (other than those patents and related rights currently contemplated to be sold by the Company or any other Grantor to the extent identified as such on Schedule IV attached hereto) (“Patents”);”.

(e) Section 1 of the Security Agreement is hereby amended by (i) re-lettering existing clause (h) as clause (i) and (ii) inserting a new clause (h) immediately following clause (g)(vi) thereof as follows:

“(h)           all documents, all money and all letter-of-credit rights; and”.

(f) Section 6(n) of the Security Agreement is hereby amended by (i) replacing “and” immediately prior to clause (D) thereof with a comma, (ii) inserting “and” immediately prior to clause (E) thereof and (iii) renumbering clause (F) thereof as clause (iii).

(g) Section 9(a) of the Security Agreement is hereby amended by replacing the reference to Section 1(h) in the last sentence thereof with Section 1(i).

(h) Section 14 of the Security Agreement is hereby amended by inserting the words “and Commercial Tort Claims” after the words “Letter-of-Credit-Rights” appearing in the heading of such Section.

(i) Section 14 of the Security Agreement is hereby amended by inserting a new clause (c) at the end of clause (b) thereof as follows:

“(c)           In the event that any Grantor hereafter acquires or has any commercial tort claim that has been filed with any court in excess of $25,000,000 in the aggregate, it shall, promptly after such claim has been filed with such court, deliver a supplement to Schedule XI hereto, identifying such new commercial tort claim; provided, however, that, with respect to any commercial tort claim in respect of Intellectual Property Collateral, the obligation set forth in this Section 14(c) shall only be applicable with respect to any such commercial tort claims to the extent relating to Intellectual Property Collateral with respect to which the applicable Grantors have executed or otherwise authenticated (or have an obligation pursuant to Section 11(e) to execute or otherwise authenticate) an Intellectual Property Security Agreement.”.

(j) The Security Agreement is hereby amended by adding the following new Section 27:

“Section 27.  Jurisdiction; Waiver of Jury Trial.  (a)  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court.  Each Grantor hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section 9.02 of the Credit Agreement.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(b)           Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)           Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Agent or any Secured Party in the negotiation, administration, performance or enforcement thereof.”

(k) The Security Agreement is hereby amended by inserting a new Schedule XI as set forth in Exhibit A attached hereto.

(l) Exhibit C to the Security Agreement is hereby amended by deleting the words “subject to restrictions on assignment or transfer,” appearing in Section 1 thereof.

SECTION 2.  Conditions to Effectiveness.  This Amendment shall become effective as of the date hereof only upon the satisfaction or waiver by the Agent of all of the following conditions precedent (the “Amendment Effective Date”):

(a) Execution.  The Agent shall have received counterparts of this Amendment duly executed and delivered by the Company, each other Grantor and the Agent.

(b) Payment of Fees and Expenses.  The Grantors shall have paid to the Agent all reasonable costs and expenses owing to the Agent as of such date (including the reasonable fees and expenses of Shearman & Sterling LLP) required to be reimbursed or paid by the Grantors

(c) pursuant to the Loan Documents.

(d) Representations and Warranties.  Each of the representations and warranties in Section 3 below shall be true and correct in all material respects.

SECTION 3.  Representations and Warranties.  In order to induce the Agent to enter into this Amendment and to amend the Security Agreement in the manner provided herein, each Grantor represents and warrants to the Agent that the following statements are true and correct in all material respects:

(a) Corporate Power and Authority.  Each Grantor has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, this Amendment and under the Security Agreement as amended by this Amendment (the “Amended Agreement”).

(b) Authorization; No Conflict.  The execution and delivery of this Amendment and the performance by each Grantor of its obligations under this Amendment and under the Amended Agreement have been duly authorized by all necessary corporate, partnership or other applicable entity action on its part (including, without limitation, any required shareholder approvals), and do not and will not conflict with, or result in a breach of, or require any consent under, the charter or by-laws or other constitutive document of any Grantor, or any applicable law or regulation, or any order, writ, injunction or decree of any federal, state, foreign or other governmental authority or regulatory body, or any agreement or instrument to which any Grantor or any of its subsidiaries is a party or by which any of them or any of their property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for Liens created pursuant to the Collateral Documents and Liens created pursuant to the Permitted Senior Debt Documents) result in the creation or imposition of any Lien upon any property of any Grantor or any of its subsidiaries pursuant to the terms of any such agreement or instrument.

(c) Governmental Consents.  No authorizations, approvals or consents of, and except for filings and recordings in respect of the Liens created pursuant to the Collateral Documents, no filings or registrations with, any federal, state, foreign or other governmental authority or regulatory body, or any securities exchange or other third party, are necessary for the execution or delivery by any Grantor of this Amendment, or the performance by any Grantor of this Amendment or the Amended Agreement or for the legality, validity or enforceability hereof or thereof.

(d) Binding Effect.  This Amendment has been duly and validly executed and delivered by each Grantor.  Each of this Amendment and the Amended Agreement constitutes a legal, valid and binding obligation of each Grantor, enforceable against each Grantor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e) Absence of Default.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Amendment or the Amended Agreement.

SECTION 4.  Miscellaneous.

Reference to and Effect on the Security Agreement and the Loan Documents.

(i)           On and after the Amendment Effective Date, each reference in the Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Security Agreement, and each reference in the other Loan Documents to the “Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Security Agreement shall mean and be a reference to the Amended Agreement.

(ii)           Except as specifically amended by this Amendment, the Security Agreement and the other Loan Documents (including any exhibits, schedules and annexes thereto) shall remain in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents to the extent provided in the Collateral Documents.

(iii)           The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any other Secured Party under, the Security Agreement or any of the other Loan Documents.

(a) Headings.  Section and subsection headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

(b) Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(c) Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d) Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Amendment.

(e) Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(f) Loan Document.  This Amendment is a “Collateral Document” and a “Loan Document” under and as defined in the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

(g) Foreign Pledge Documents.  The Company agrees to deliver to the Agent, within 120 days from the date of this Amendment, with respect to any Material Subsidiaries (as defined in the Security Agreement) as of the date of this Amendment that were not Material Subsidiaries

(h) (as defined in the Security Agreement) immediately prior to giving effect to this Amendment, such Collateral Documents governed by the laws of jurisdictions other than the United States or any State thereof or the District of Columbia that are required to be delivered to the Agent pursuant to the Loan Documents.

[Remainder of page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

EASTMAN KODAK COMPANY

By:   /s/ William G. Love
Name: William G. Love
Title: Treasurer

CREO MANUFACTURING AMERICA LLC

KODAK AVIATION LEASING LLC

By:   /s/ William G. Love
Name: William G. Love
Title: Manager

EASTMAN GELATINE CORPORATION

EASTMAN KODAK INTERNATIONAL CAPITAL COMPANY, INC.

FAR EAST DEVELOPMENT LTD.

FPC INC.

KODAK (NEAR EAST), INC.

KODAK AMERICAS, LTD.

KODAK IMAGING NETWORK, INC.

KODAK PORTUGUESA LIMITED

KODAK REALTY, INC.

LASER EDIT, INC.

LASER-PACIFIC MEDIA CORPORATION

PACIFIC VIDEO, INC.

PAKON, INC.

QUALEX INC.

By:  /s/ William G. Love
Name: William G. Love
Title: Treasurer

KODAK PHILIPPINES, LTD.

NPEC INC.

By:  /s/ William G. Love
Name: William G. Love
Title: Assistant Treasurer

CITICORP USA, INC.,
as Agent

By:  /s/ Jeffrey Stern
Name: Jeffrey Stern
Title: Vice President

Exhibit A

Schedule XI to the

Security Agreement

COMMERCIAL TORT CLAIMS

None.